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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 2) of Tower Group, Inc of our report dated March 31, 2008 relating to the financial statements and financial statement schedules, which appears in CastlePoint Holdings, Ltd's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of CastlePoint".

PricewaterhouseCoopers
Hamilton, Bermuda
December 2, 2008

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM